UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File number)	54-1956515 (I.R.S. Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)    Agreement with Capital One

On January 7, 2005, Intersections Inc. and Capital One entered into an amendment of the marketing and services agreement that became effective on September 1, 2004. The amendment provides for the marketing of new products and services, and further amends certain pricing terms on existing products and services.

The amended pricing terms are expected to reduce earnings per share in the fourth quarter of 2004 by approximately one cent. Such pricing terms also are expected to have a negative impact on earnings per share during 2005. Intersections believes the negative impact of the amended pricing terms on existing products will be offset in future periods by the benefit of the marketing of new products and services, and the benefit of incremental volume opportunities on existing products. Intersections anticipates such benefits to commence during 2005.

(b)   Agreement with DMS

On January 5, 2005, Intersections Inc. and Digital Matrix Systems, Inc., or DMS, entered into an agreement under which Digital Matrix Systems will provide additional credit information processing services to Intersections. Intersections will pay DMS on a per transaction basis, subject to a nominal minimum monthly fee. The initial term of the agreement is one year, with successive automatic renewal terms of one year each unless a party elects not to renew with prior written notice.

David A. McGough, the chief executive officer and president of DMS serves as a member of the board of directors of Intersections. Intersections is party to several agreements with DMS pursuant to which DMS provides certain services that assist Intersections in monitoring credit on a daily and quarterly basis. Intersections believes that the prices charged by DMS to it are comparable to the prices that are charged by DMS to non-affiliated entities.

Item 7.01.	Regulation FD Disclosure

The contents of Item 1.01 (a) above are incorporated by reference into this Item 7.01

Statements in this Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission and the risk that results of the amendment of the agreement with Capital One are different than as projected above. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2005

INTERSECTIONS INC. By: /s/ Kenneth D. Schwarz Kenneth D. Schwarz Chief Financial Officer